UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

Steel Excel Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2013, Steel Energy Ltd. (“Steel Energy”), a wholly-owned subsidiary of Steel Excel Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Bank National Association, as Administrative Agent, Issuing Lender, a Revolving Lender, Swing Line Lender and a Term Lender, and RBS Citizens, N.A. and Comerica Bank, each in their capacity as a Revolving Lender and a Term Lender.  The Credit Agreement is being filed as an exhibit to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

The Credit Agreement provides for a borrowing capacity of $80,000,000 consisting of (i) a $70,000,000 secured term loan (the “Term Loan”) fully drawn by Steel Energy on July 3, 2013 and (ii) up to $10,000,000 in revolving loans (the “Revolving Loans”), which includes a $1,000,000 subfacility for standby letters of credit and a $5,000,000 subfacility for swing line loans.  The proceeds of the Term Loan, along with proceeds from intercompany loans to Steel Energy from Steel Energy’s subsidiaries, Sun Well Service, Inc. (“Sun Well”) and Rogue Pressure Services Ltd. (“Rogue”), were used to pay the Company an $80,000,000 dividend and certain fees and expenses relating to the Credit Agreement.  The total amount outstanding under the Revolving Loans may not exceed 85% of eligible receivables (as defined in the Credit Agreement).  The Credit Agreement also permits Steel Energy, under certain circumstances, to increase the aggregate principal amount of commitments under the Credit Agreement by up to $25,000,000 in the form of an increase in the Term Loan or the Revolving Loans.

The Credit Agreement has a five-year term, with the Term Loan amortizing in quarterly installments of $2,500,000 commencing September 30, 2013, with a balloon payment due on the maturity date.  Borrowings under the Credit Agreement are collateralized by substantially all the assets of Steel Energy, Sun Well, and Rogue and  a pledge of all of the issued and outstanding shares of capital stock of Sun Well and Rogue, and are fully guaranteed by Sun Well and Rogue.  Borrowings bear interest at annual rates of either the Base Rate plus an applicable margin of 1.50% to 2.25% or LIBOR plus an applicable margin of 2.50% to 3.25%.  The “Base Rate” means the greatest of (i) the prime lending rate as publicly announced from time to time by Wells Fargo, N.A., (ii) the Federal Funds Rate plus 0.5% and (iii) the one-month LIBOR plus 1.0%.  LIBOR-based borrowings are available for interest periods of one, three or six months.

The Credit Agreement also contains financial covenants, including (i) a leverage ratio not to exceed 3.00 to 1 for quarterly periods through June 15, 2015, 2.75 to 1 for quarterly periods through June 30, 2017, and 2.5 to 1 thereafter, and (ii) a fixed charge coverage ratio of 1.15 to 1 for quarterly periods through December 31, 2016, and 1.25 to 1 thereafter.  The Credit Agreement also contains standard representations, warranties and covenants for a transaction of this nature, including, among other things, covenants relating to (i) financial reporting and notification, (ii) payment of obligations, (iii) compliance with law, (iv) maintenance of properties and (v) payment of restricted payments.

The repayment of the Term Loan can be accelerated upon (i) a change in control, which would include Steel Energy owning less than 100% of the equity of Sun Well or Rogue or Steel Partners Holdings L.P. owning, directly or indirectly, less than 35% of Steel Energy or (ii) other events of default, including payment failure, false representations, covenant breaches, and bankruptcy.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of July 3, 2013, among Steel Energy Ltd., and Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender, a Revolving Lender, a Swing Line Lender and a Term Lender, RBS Citizens, N.A., as a Revolving Lender and a Term Lender and Comerica Bank, as a Revolving Lender and a Term Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2013	Steel Excel Inc.

	By:	/s/ Leonard J. McGill
		Name:	Leonard J. McGill
		Title:	Vice President, General Counsel